SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

THE MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607

(Address of principal executive offices) (Zip Code)

(513) 943-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2006 the Registrant issued a press release announcing that John Von Lehman, Executive Vice-President, Chief Financial Officer and Secretary, announced plans to retire in the third quarter of 2007. A copy of the press release is furnished herewith as Exhibit 99.

W. Todd Gray will succeed Mr. Von Lehman as Chief Financial Officer, effective July 27, 2006. Mr. Gray was also named Executive Vice President of the Registrant. Until his retirement, Mr. Von Lehman will remain with the company as Executive Vice-President and Secretary.

Mr. Gray, age 38, has been employed by the Registrant for more than 12 years in various capacities. He has served as Treasurer since 1997 and was appointed as an officer of the Registrant in December 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: July 27, 2006	By:	/s/ W. Todd Gray
W. Todd Gray
Executive Vice President and Chief Financial Officer